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                                     Exhibit 11.1


                                     PALFED, Inc.

                 STATEMENT REGARDING COMPUTATION OF PER SHARE DATA



                                                           THREE MONTHS
                                                               ENDED
                                                              MARCH 31
                                                           -------------
                                                           (IN THOUSANDS)

1997
-----
Weighted average shares outstanding...................         5,180
Stock options outstanding.............................           371
Shares assumed repurchased............................          (231)
                                                              -------
Average common and common equivalent shares (1).......         5,320
                                                              -------
                                                              -------


                                                           THREE MONTHS
                                                               ENDED
                                                              MARCH 31
                                                           --------------
                                                           (IN THOUSANDS)

1996
-----
Weighted average shares outstanding..................         5,122
Stock options outstanding............................           216
Shares assumed repurchased...........................          (131)
                                                              -------
Average common and common equivalent shares (1)......         5,207
                                                              -------
                                                              -------

------------------------
(1) Stock options outstanding less shares assumed repurchased are common stock equivalents.